UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023 (June 15, 2023)

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation of Dr. Achille Messac from the Board of Directors and Resignation of Melvin C. Payne as Chief Executive Officer

On June 15, 2023, Dr. Achille Messac, a member of the Carriage Services, Inc. (the “Company”) Board of Directors (the “Board”), provided notice of his resignation from the Board of the Company, effective on that date. Dr. Messac’s resignation was not a result of any disagreement with the Company on any matter related to its operations, policies or practices. The Company is grateful for Dr. Messac’s service on the Board since 2020, including his service as Chair of the Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee.

As described further below, Melvin C. Payne is stepping down as the Company’s Chief Executive Officer as part of a planned succession process.

(c) Appointment of Carlos R. Quezada to Chief Executive Officer, Melvin C. Payne as Executive Chairman of the Board of Directors and Steven D. Metzger as President

On June 21, 2023, the Company announced that the Board appointed Carlos R. Quezada, age 52, to serve as the Company’s Chief Executive Officer (“CEO”), effective June 21, 2023, as part of a planned succession of Melvin C. Payne, the Company’s founder and CEO. Concurrently with the appointment of Mr. Quezada as CEO, Mr. Payne stepped down as CEO of the Company and the Board approved his appointment as Executive Chairman of the Board, effective June 21, 2023.

Mr. Payne is, and will remain, an employee of the Company in his role as Executive Chairman of the Board and there will be no change to Mr. Payne’s compensation in connection with serving in this new role.

Mr. Quezada joined the Company in June 2020 as Vice President of Cemetery Sales and Marketing and was subsequently promoted to Senior Vice President of Sales and Marketing in February 2021. On June 1, 2021, Mr. Quezada was appointed Executive Vice President and Chief Operating Officer. Immediately prior to his appointment as the Company’s CEO, Mr. Quezada served as the Company’s President and Chief Operating Officer, a position he has held since February 23, 2022. Prior to joining the Company, Mr. Quezada served as a Managing Director for Service Corporation International (“SCI”) from 2009 to 2020, where he held leadership roles for both sales and operations. Mr. Quezada joined the funeral and cemetery industry after serving in the hospitality industry for more than 20 years where he held a variety of leadership roles, including Chief Operating Officer, President and Chief Executive Officer for privately held multiunit companies. Mr. Quezada has a Masters in Management from Tulane University and an MBA with an emphasis in Finance from Universidad Francisco Marroquin.

Mr. Quezada does not have any family relationships with any executive officer or director of the Company, and there are no transactions between Mr. Quezada and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K in connection with his appointment. The appointment of Mr. Quezada to serve as CEO was not pursuant to any arrangement or understanding with respect to any other person.

On June 21, 2023, in connection with the Company’s announced executive leadership changes, the Board appointed Steven D. Metzger, age 45, to serve as the Company’s President, along with remaining in his role as Secretary.

Mr. Metzger joined the Company in May 2018 as Lead Counsel and was subsequently promoted to Senior Vice President and General Counsel in February 2019. On June 1, 2021, in addition to his roles as General Counsel and Secretary, Mr. Metzger was promoted to Executive Vice President and Chief Administrative Officer. Prior to joining Carriage, Mr. Metzger served as Senior Vice President, General Counsel and Secretary for a publicly traded company in the restaurant industry from 2016 to 2018. Prior to that, Mr. Metzger spent seven years with SCI where he served in various leadership roles including Managing Counsel for the Legal Department and Chief Compliance Officer for SCI’s registered investment advisor. Mr. Metzger began his career as a litigator at a Houston law firm and received both his BA in Government and his Juris Doctorate from the University of Texas at Austin.

Mr. Metzger does not have any family relationships with any executive officer or director of the Company, and there are no transactions between Mr. Metzger and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K in connection with his appointment. The appointment of Mr. Metzger to serve as President was not pursuant to any arrangement or understanding with respect to any other person.

(d) Election of Chad Fargason to the Board of Directors

On June 21, 2023, the Board elected Chad Fargason to serve as a Class II Director until the Company’s 2025 annual meeting of shareholders. Mr. Fargason was appointed to serve on the Audit Committee, along with being appointed Chairman of the Corporate Governance Committee in connection with the resignation of the prior Corporate Governance Committee Chairman, Dr. Messac. There are no family relationships between Mr. Fargason and any directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Mr. Fargason that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Fargason currently serves as Senior Portfolio Manager for Vaughan Nelson Investment Management, an investment manager with approximately $15 billion under management. Mr. Fargason has been with Vaughan Nelson for more than ten years. Prior to that, he spent ten years with the global investment firm, KKR & Co., Inc. Mr. Fargason holds a B.A. in Mathematics from Rice University and both a Masters and Ph.D in Mathematics from Duke University.

Concurrently with the election, the Board granted Mr. Fargason 910 shares of the Company’s common stock under the Company’s Director Compensation Policy, which was valued at approximately $25,000 based on the closing price on June 21, 2023.

Amendments to Employment Agreements for certain Named Executive Officers

On June 21, 2023, in connection with his appointment as Executive Chairman, the Company and Melvin C. Payne entered into a written amendment to Mr. Payne’s employment agreement dated November 5, 2019, as previously amended. The written amendment, among other things, updates the terms of Mr. Payne’s current employment agreement to make certain administrative revisions that reflect his change in title and align his annual salary and short-term incentive target with his current compensation, which was previously approved by the Company’s Compensation Committee and disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, dated April 3, 2023.

On June 21, 2023, in connection with his promotion to CEO, the Company and Carlos R. Quezada entered into a written amendment to Mr. Quezada’s employment agreement dated June 25, 2020, as previously amended. The written amendment, among other things, extends the term of Mr. Quezada’s current employment agreement to December 31, 2026, and increases his annual salary to $800,000 and his short-term incentive target to 125% of his annual salary.

On June 21, 2023, in connection with his promotion to President, the Company and Steven D. Metzger entered into a written amendment to Mr. Metzger’s employment agreement dated November 5, 2019, as previously amended. The written amendment, among other things, extends the term of Mr. Metzger’s current employment agreement to December 31, 2026, and increases Mr. Metzger’s annual salary to $600,000 and his short-term incentive target to 125% of his annual salary.

The foregoing summary of the material terms of the amendments to each of the respective employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendments, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2023.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 21, 2023, the Board approved and adopted amended and restated by-laws, effective as of June 21, 2023 (the “Amended and Restated By-laws”). Among other things, the amendments effected by the Amended and Restated By-laws remove the ability of the Board to reject the resignation of any director of the Board who fails to receive majority support from the Company’s stockholders in connection with an uncontested election of an incumbent director at an annual meeting of stockholders. The Amended and Restated By-Laws also incorporate ministerial, clarifying and conforming changes.

The foregoing description of the Amended and Restated By-laws is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 22, 2023, the Company issued a press release announcing (i) the appointment of Mr. Fargason as a member of the Board, (ii) certain executive leadership changes and appointments as part of the Company’s executive management succession plan and (iii) an update related to the Company’s corporate governance plans and activities. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference therein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 of this Current Report on Form 8-K and the exhibit furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description

3.1	Amended and Restated By-Laws of Carriage Services, Inc. dated June 21, 2023.

99.1	Press Release of Carriage Services, Inc., dated June 22, 2023.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: June 22, 2023	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary

INDEX TO EXHIBITS

Exhibit	Description

3.1	Amended and Restated By-Laws of Carriage Services, Inc. dated June 21, 2023.

99.1	Press Release of Carriage Services, Inc., dated June 22, 2023.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL